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                                                                   EXHIBIT 10(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 11, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Real Estate Fund referred to in such report, which appears in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
January 23, 2001